UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:
June 29, 2000
Date of earliest event reported:
June 19, 2000

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PFIZER INC.
(Exact name of registrant as specified in its charter)

001-03619
(Commission File Number)

DELAWARE (State of Incorporation)	13-5315170 (I.R.S. Employer Identification No.)
235 East 42nd Street, New York, New York 10017 (Address of principal executive offices) (212) 573-2323 (Registrant's telephone number)

Item 5.  Other Events.

As previously reported in the registrant's Form 8-K dated June 20, 2000 , a subsidiary of Pfizer Inc. ("Pfizer" or the "Company") and Warner-Lambert Company ("Warner-Lambert") completed their merger (the " Merger") whereby Warner-Lambert became a wholly owned subsidiary of Pfizer. The Company is filing an unaudited supplemental restated consolidated statement of operations for the quarters ended April 2, 2000 and April 4, 1999 and an unaudited supplemental restated consolidated statement of income for the year ended December 31, 1999 with quarterly periods ended April 4, July 4, October 3 and December 31, 1999, which are included in Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and are incorporated by reference. Generally accepted accounting principles do not permit giving effect to a consummated business combination accounted for under the pooling-of-interests method in financial statements that do not include the date of consummation. The unaudited supplemental restated consolidated statement of operations and of income do not extend through the date of consummation. However, they will become the historical consolidated statement of operations and of income of Pfizer after financial statements covering the date of consummation of the Merger are issued.

The unaudited supplemental restated consolidated statement of operations and of income give retroactive effect to the Merger, which was accounted for as a pooling of interests. Accordingly, the Company has restated its historical consolidated statement of operations and of income to reflect the combined operations of both companies as if they had always been one entity.

Item 7.  Exhibits.
Exhibit	Description
99.1	Unaudited supplemental restated consolidated statement of operations for the quarters ended April 2, 2000 and April 4, 1999
99.2	Unaudited supplemental restated consolidated statement of income for the year ended December 31, 1999 and the quarters ended April 4, 1999, July 4, 1999, October 3, 1999 and December 31, 1999.

Signature

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.
PFIZER INC. (Registrant)
Date June 29, 2000	/s/ Margaret M. Foran Margaret M. Foran Title: Vice President -- Corporate Governance

EXHIBIT INDEX

99.1	Unaudited supplemental restated consolidated statement of operations for the quarters ended April 2, 2000 and April 4, 1999
99.2	Unaudited supplemental restated consolidated statement of income for the year ended December 31, 1999 and the quarters ended April 4, 1999, July 4, 1999, October 3, 1999 and December 31, 1999.